Exhibit (e) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K

                      Emerging Markets Fixed Income Fund
                 a portfolio of Federated Core Trust II, L.P.
                          Federated Investors Funds
                             5800 Corporate Drive
                          Pittsburgh, PA 15237-7000

                                          December 1, 2000


Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA  15222-3779

Ladies and Gentlemen:

Re:   EXCLUSIVE PLACEMENT AGENT AGREEMENT

This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned Emerging Markets Fixed Income Fund, a portfolio of Federated Core Trust II, L.P. (the "Trust"), an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), organized as a limited partnership under the laws of the State of Delaware, has agreed that Federated Securities Corp., a Pennsylvania corporation ("FSC"), shall be the exclusive placement agent (the "Exclusive Placement Agent") of beneficial interests ("Trust Interests") of Emerging Markets Fixed Income Fund.

1.    Services as Exclusive Placement Agent.
      -------------------------------------

      1.1 FSC will act as Exclusive Placement Agent of the Trust Interests. In acting as Exclusive Placement Agent under this Exclusive Placement Agent Agreement, neither FSC nor its employees or any agents thereof shall make any offer or sale of Trust Interests in a manner which would require the Trust Interests to be registered under the Securities Act of 1933, as amended (the "1933 Act").

      1.2 All activities by FSC and its agents and employees as Exclusive Placement Agent of Trust Interests shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission").

      1.3 Nothing herein shall be construed to require the Trust to accept any offer to purchase any Trust Interests, all of which shall be subject to approval by the Trust's Board of Trustees.

      1.4 The Trust shall furnish from time to time for use in connection with the sale of Trust Interests such information with respect to the Trust and Trust Interests as FSC may reasonably request. The Trust shall also furnish FSC upon request with: (a) unaudited semiannual statements of the Trust's books and accounts prepared by the Trust, and (b) from time to time such additional information regarding the Trust's financial or regulatory condition as FSC may reasonably request.

      1.5 The Trust represents to FSC that all registration statements filed by the Trust with the Commission under the 1940 Act with respect to Trust Interests have been prepared in conformity with the requirements of such statute and the rules and regulations of the Commission thereunder. As used in this Agreement the term "registration statement" shall mean any registration statement filed with the Commission, as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of the Trust. The Trust represents and warrants to FSC that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statement or amendment thereto; and that no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Trust
Interests. The Trust may but shall not be obligated to propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment and/or supplement within fifteen days after receipt by the Trust of a written request from FSC to do so, FSC may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement without giving FSC reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendment to any registration statement as the Trust may deem advisable, such right being in all respects absolute and unconditional.

      1.6 The Trust agrees to indemnify, defend and hold FSC, its several officers and directors, and any person who controls FSC within the meaning of
Section 15 of the 1933 Act or Section 20 of the Securities and Exchange Act of 1934 (the "1934 Act") (for purposes of this paragraph 1.6, collectively, the "Covered Persons") free and harmless from and against any and all claims, demand, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law, or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on (i) any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or (ii) any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by FSC in its capacity as Exclusive Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify FSC and the Trust's representation and warranties hereinbefore set forth in paragraph 1.5 shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Trust, Federated Investors Funds, 5800 Corporate Drive, Pittsburgh, PA 15237-7000, Attention: Secretary, with a copy to Matthew G. Maloney, Esq., Dickstein, Shapiro & Morin, L.L.P., 2101 L Street, N.W., Washington, DC 20037, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify the Trust of any such action shall not relieve the Trust (i) from any liability except to the extent the Trust shall have been prejudiced by such failure, or (ii) from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Trust and approved by FSC, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense in any such suit and retain counsel of good standing approved by FSC, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case FSC reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by FSC or the Covered Persons. The Trust's indemnification agreement contained in this paragraph and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Trust Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify FSC promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Trust Interests.

      1.7 FSC agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this paragraph 1.7, collectively, the "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, common law, or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on (i) any untrue statement of a material fact contained in information furnished in writing by FSC in its capacity as Exclusive Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any other Offering Material, or (ii) any omission to state a material fact in connection with such information furnished in writing by FSC to the Trust required to be stated in such answers or necessary to make such information not misleading. FSC shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to FSC at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779, Attention:
Secretary, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify FSC of any such action shall not relieve FSC (i) from any liability except to the extent that FSC shall have been prejudiced by such failure, or
(ii) from any liability that FSC may have to Covered Person against whom such action is brought by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of FSC's indemnity agreement contained in this paragraph. FSC will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing approved by the Trust, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case FSC does not elect to assume the defense of any such suit, or in case the Trust reasonably does not approve of counsel chosen by FSC, FSC will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by the Trust or the Covered Persons. FSC's indemnification agreement contained in this paragraph and FSC's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Trust Interests. This agreement of indemnity will insure exclusively to Covered Persons and their successors. FSC agrees to notify the Trust promptly of the commencement of any litigation or proceedings against FSC or any of its officers or directors in connection with the issue and sale of any Trust Interests.

      1.8 No Trust Interests shall be offered by either FSC or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Trust Interests hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on the Trust's obligation to redeem Trust Interests from any investor in accordance with the provisions of the Trust's registration statement or Declaration of Trust, as amended from time to time. The Trust shall notify FSC promptly of the suspension of the registration statement or any necessary amendments thereto, such notification to be given by letter or telegram addressed to FSC at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779, Attention:
Secretary.

      1.9 The Trust agrees to advise FSC as soon as reasonably practical by a notice in writing delivered to FSC or its counsel:

            (a) of any request by the Commission for amendments to the registration statement then in effect or for additional information;

            (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

            (c) of the happening of any event that makes untrue any statements of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

            (d) of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

      For purposes of this paragraph 1.9, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

      1.10 FSC agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information not otherwise publicly available relative to the Trust and its prior, present or potential investors and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where FSC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

      1.11 In addition to FSC's duties as Exclusive Placement Agent, the Trust understands that FSC may, in its discretion, perform additional functions in connection with transactions in Trust Interests.

      The processing of Trust Interest transactions may include, but is not limited to, compilation of all transactions from FSC's various offices; creation of a transaction tape and timely delivery of it to the Trust's transfer agent for processing; reconciliation of all transactions delivered to the Trust's transfer agent; and the recording and reporting of these transactions executed by the Trust's transfer agent in customer statements; rendering of periodic customer statements; and the reporting of IRS Form 1099 information at year end if required.

      FSC may also provide other investor services, such as communicating with Trust investors and other functions in administering customer accounts for Trust investors.

      FSC understands that these services may result in cost savings to the Trust or to the Trust's investment manager and neither the Trust nor the Trust's investment manager will compensate FSC for all or a portion of the costs incurred in performing functions in connection with transactions in Trust Interests. Nothing herein is intended, nor shall be construed, as requiring FSC to perform any of the foregoing functions.

      1.12 Except as set forth in paragraph 1.6 of this Agreement, the Trust shall not be liable to FSC or any Covered Persons as defined in paragraph 1.6 for any error of judgment or mistake of law or for any loss suffered by FSC in connection with the matters to which this Agreement relates, except a loss resulting from the willful misfeasance, bad faith or gross negligence on the part of the Trust in the performance of its duties or from reckless disregard by the Trust of its obligations and duties under this Agreement.

      1.13 Except as set forth in paragraph 1.7 of this Agreement, FSC shall not be liable to the Trust or any Covered Persons as defined in paragraph 1.7 for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from the willful misfeasance, bad faith or gross negligence on the part of FSC in the performance of its duties or from reckless disregard by FSC of its obligations and duties under this Agreement.

2.    Term.
      ----

      This Agreement shall become effective on the date first above written and, unless sooner terminated as provided herein, shall continue until December 1, 2003, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of the Trust's outstanding voting securities, provided that in either event the continuance is also approved by the majority of the Trust's Trustees who are not interested persons (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on not less than 60 days' notice, by the Board, by a vote of a majority (as defined in the 1940 Act) of the Trust's outstanding voting securities, or by FSC. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

3.    Representations and Warranties.
      ------------------------------

      FSC and the Trust each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

4.    Concerning Applicable Provisions of Law, etc.
      --------------------------------------------

      This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

      The laws of the Commonwealth of Pennsylvania shall, except to the extent that any applicable provisions of Federal law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

      The undersigned officer of the Trust has executed this Agreement not individually, but solely in the capacity of an officer of the Trust under the Trust's Declaration of Trust, as amended. Pursuant to the Declaration of Trust the obligations of this Agreement are not binding upon any of the Trustees or investors of the Trust individually, but bind only the trust estate.


      If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective at the closing of business on the date hereof.

                              Yours very truly,

                              EMERGING MARKETS FIXED INCOME FUND,
                              a portfolio of FEDERATED CORE TRUST II, L.P.


                              By:  /s/ J. Christopher Donahue
                                 ---------------------------------
                              Name:  J. Christopher Donahue
                              Title:  President


Accepted:

FEDERATED SECURITIES CORP.


By:  /s/ David M. Taylor
   ---------------------------
Name:  David M. Taylor
Title:   Executive Vice President


                                 Amendment to
                     Exclusive Placement Agent Agreement
                                   between
                        Federated Core Trust II, L.P.
                                     and
                          Federated Securities Corp.

      This Amendment to the Exclusive Placement Agent Agreement ("Agreement") dated December 1, 2000, between Federated Core Trust II, L.P. ("Fund") and Federated Securities Corp. ("Service Provider") is made and entered into as of the 1st day of June, 2001.

      WHEREAS, the Fund has entered into the Agreement with the Service
Provider;

      WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

      WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR ss. 248.14) ("Section 248.14 NPI"); for specified law enforcement and miscellaneous purposes (17 CFR ss. 248.15) ("Section 248.15 NPI") ; and to service providers or in connection with joint marketing arrangements (17 CFR ss. 248.13) ("Section 248.13 NPI");

      WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR ss.
248.7 and 17 CFR ss. 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR ss. 248.13);

      NOW, THEREFORE, the parties intending to be legally bound agree as follows:

0 The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider's contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

1 The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFRss.ss.248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFRss. 248.13.

2 The Service Provider further represents and warrants that, in accordance with 17 CFR ss. 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:
o insure the security and confidentiality of records and NPI of Fund customers,
o protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and
o protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

   4. The Service Provider may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of the Service Provider ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds ("Nonaffiliated Third Party") under the service and processing (ss.248.14) or miscellaneous (ss.248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (ss.248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.


   5.   The Service Provider may redisclose Section 248.14 NPI and Section
      248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

   6. The Service Provider is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.



WITNESS the due execution hereof this 1st day of June, 2001.

                          Federated Core Trust II, L.P.

                          By:/s/ J. Christopher Donahue
                             -------------------------------------
                          Name:  J. Christopher Donahue
                          Title:  President


                          Federated Securities Corp.


                          By:/s/ David M. Taylor
                             -------------------------------------
                          Name:  David M. Taylor
                          Title:  Executive Vice President